Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 29, 2001, with respect to the financial statements of PrimaCom AG included in the Registration Statement (Form F-4 No. 333-) and related Prospectus of PCOM AG for the registration of 19,786,052 shares of its common stock.

                      /s/ Ernst & Young
                      Ernst & Young
                      Deutsche Allgemeine Treuhand AG
                      Wirtschaftprüfungsgesellschaft

Frankfurt, Germany

August 3, 2001